Exhibit 99.1

P  R  E  S  S    R  E  L  E  A  S  E

FOR IMMEDIATE RELEASE

Contact AMERIGROUP Corporation:

Investors:

Jamie T. Webster

757-321-3535

Media:

Amy L. Sheyer

757-518-3671

AMERIGROUP ANNOUNCES RESIGNATION

OF CHIEF FINANCIAL OFFICER SCOTT TABAKIN

VIRGINIA BEACH, Va. (June 3, 2003) – AMERIGROUP Corporation (NYSE: AGP) today announced that Scott M. Tabakin will resign as the Company’s Chief Financial Officer, effective October 1, 2003.

“Scott joined AMERIGROUP in the spring of 2001 and was instrumental in the company’s successful IPO and managing our significant growth over the last two years. Scott is leaving for personal and family business reasons. We will miss him and wish him well in the future; he will remain a valued friend and confidant,” said Jeffrey L. McWaters, Chairman and Chief Executive Officer.

“I am a native of Virginia Beach and have personal and family business interests in the area. This career change will allow me to devote my time to those business interests and to my family. I have the greatest respect for the company, its leadership and its vision of making a difference in peoples’ lives. It is my intent to assist the Company in the transition of my responsibilities to a new Chief Financial Officer,” said Tabakin.

Sherri E. Lee, the Company’s current Treasurer and Tabakin’s predecessor as Chief Financial Officer, will also assist the Company during the transition.

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AGP ANNOUNCES RESIGNATION OF CFO

The Company will hold a conference call to introduce investors to the executives in leadership roles within the Company’s finance, accounting and internal audit functions. The call is today, Tuesday, June 3, 2003 at 12:00 p.m. Eastern Time. The conference call can be accessed by dialing 1-800-915-4836. A recording of this conference call will be available from 2:00 p.m. Eastern Time on Tuesday, June 3, 2003, until 11:59 p.m. Eastern Time on Thursday, June 5, 2003. To access the recording, dial 1-800-428-6051 and enter passcode 296525. A live webcast of the call also will be available through the investor relations page on the AMERIGROUP web site at www.amerigroupcorp.com, or through CCBN at www.companyboardroom.com. A 30-day replay of this webcast will be available on these web sites approximately two hours following the conclusion of the live broadcast.

AMERIGROUP Corporation, headquartered in Virginia Beach, Virginia, is a multi-state managed health care company focused on serving people who receive health care benefits through public-sponsored programs including Medicaid, State Children’s Health Insurance Program (SCHIP), and FamilyCare. The Company operates in Maryland, Texas, Florida, New Jersey, Chicago and the District of Columbia. For more information on AMERIGROUP Corporation, please visit the Company’s web site at www.amerigroupcorp.com.